                                                                    Exhibit 99.1



                      AGREEMENT AND PLAN OF REORGANIZATION

                                      AMONG

                               DIGITALTHINK, INC.,

                        LEARNINGBYTE INTERNATIONAL, INC.

                                       AND

                              LBI ACQUISITION CORP.

                           DATED AS OF AUGUST 14, 2001


                                TABLE OF CONTENTS


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ARTICLE I THE MERGER..............................................................................................2

           1.1       The Merger...................................................................................2
           1.2       Effective Time...............................................................................2
           1.3       Effect of the Merger.........................................................................2
           1.4       Articles of Incorporation; Bylaws............................................................2
           1.5       Directors and Officers.......................................................................3
           1.6       Merger Consideration.........................................................................3
           1.7       Dissenting Shares for Holders of Company Capital Stock.......................................6
           1.8       Surrender of Certificates; Exchange Agent....................................................6
           1.9       Adjustments to Merger Exchange Ratio.........................................................8
           1.10      Tax Consequences.............................................................................9

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................................9

           2.1       Organization of the Company..................................................................9
           2.2       Company Capital Structure....................................................................9
           2.3       Subsidiaries................................................................................10
           2.4       Authority...................................................................................10
           2.5       Company Financial Statements................................................................11
           2.6       No Undisclosed Liabilities..................................................................11
           2.7       No Changes..................................................................................11
           2.8       Tax and Other Returns and Reports...........................................................13
           2.9       Restrictions on Business Activities.........................................................14
           2.10      Title to Properties; Absence of Liens and Encumbrances......................................15
           2.11      Intellectual Property.......................................................................15
           2.12      Agreements, Contracts and Commitments.......................................................16
           2.13      Compliance with Laws........................................................................17
           2.14      Litigation..................................................................................17
           2.15      Insurance...................................................................................17
           2.16      Minute Books................................................................................17
           2.17      Environmental Matters.......................................................................17
           2.18      Brokers'and Finders'Fees; Third Party Expenses..............................................18
           2.19      Employee Matters and Benefit Plans..........................................................18
           2.20      Accounts Receivable.........................................................................22
           2.21      No Material Adverse Change..................................................................23
           2.22      Board Approval..............................................................................23
           2.23      Disclaimer of Other Representations and Warranties..........................................23

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..............................................23

           3.1       Organization, Standing and Power............................................................23



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                                TABLE OF CONTENTS
                                  (CONTINUED)

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           3.2       Authority...................................................................................23
           3.3       Capital Structure...........................................................................24
           3.4       SEC Documents; Parent Financial Statements..................................................24
           3.5       Litigation..................................................................................25
           3.6       Brokers'and Finders'Fees....................................................................25
           3.7       No Material Adverse Change..................................................................25

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME...................................................................25

           4.1       Conduct of Business of the Company..........................................................25
           4.2       No Solicitation.............................................................................26

ARTICLE V ADDITIONAL AGREEMENTS..................................................................................27

           5.1       Exemption from Registration; California Permit; Shareholder Approval........................27
           5.2       Access to Information.......................................................................29
           5.3       Confidentiality.............................................................................29
           5.4       Expenses....................................................................................29
           5.5       Public Disclosure...........................................................................29
           5.6       Consents....................................................................................29
           5.7       Reasonable Efforts..........................................................................30
           5.8       Lock-up Agreements..........................................................................30
           5.9       Nasdaq Listing..............................................................................30
           5.10      Registration................................................................................30
           5.11      401(k) Plan.................................................................................30
           5.12      Additional Documents and Further Assurances.................................................31
           5.13      Section 368 Election........................................................................31

ARTICLE VI CONDITIONS TO THE MERGER..............................................................................31

           6.1       Conditions to Obligations of Each Party to Effect the Merger................................31
           6.2       Additional Conditions to Obligations of the Company.........................................32
           6.3       Additional Conditions to the Obligations of Parent and Merger Sub...........................32

ARTICLE VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW...................................................33

           7.1       Survival of Representations and Warranties, Indemnity.......................................33
           7.2       Escrow Arrangements.........................................................................34

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER...................................................................41

           8.1       Termination.................................................................................41
           8.2       Effect of Termination.......................................................................43
           8.3       Amendment...................................................................................43
           8.4       Extension; Waiver...........................................................................43
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                                TABLE OF CONTENTS
                                  (CONTINUED)

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ARTICLE IX GENERAL PROVISIONS....................................................................................44

           9.1       Notices.....................................................................................44
           9.2       Interpretation..............................................................................45
           9.3       Counterparts................................................................................45
           9.4       Entire Agreement; Assignment................................................................46
           9.5       Severability................................................................................46
           9.6       Other Remedies..............................................................................46
           9.7       Governing Law...............................................................................46
           9.8       Rules of Construction.......................................................................46

                      AGREEMENT AND PLAN OF REORGANIZATION

        This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of August 14, 2001 among DigitalThink, Inc., a Delaware corporation ("Parent"), LBI Acquisition Corp., a Minnesota corporation and a wholly owned subsidiary of Parent ("Merger Sub") and LearningByte International, Inc., a Minnesota corporation (the "Company"), and with respect to Article VII hereof only, Chase Manhattan Bank and Trust Company (the "Escrow Agent") and Steven Shamblott (the "Securityholder Agent").

                                    RECITALS

        A. The Boards of Directors of each of the Company and Parent believe it is in the best interests of each company and their respective stockholders that Parent acquire the Company through the statutory merger of Merger Sub, with and into the Company (the "Merger") and, in furtherance thereof, have approved the Merger.

        B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, (i) all of the issued and outstanding shares of common, preferred and other capital stock of the Company ("Company Capital Stock") shall be converted into the right to receive shares of the common stock of the Parent ("Parent Common Stock"), and (ii) all outstanding options, warrants or other rights to acquire or receive shares of Company Capital Stock shall be assumed by the Parent and converted into a right to receive a similar option, warrant or other right consisting of Parent Common Stock as more particularly described below.

        C. A portion of the shares of Parent Common Stock otherwise issuable by Parent in connection with the Merger shall be placed in escrow by Parent, the release of which amount shall be contingent upon certain events and conditions, all as set forth in Article VII hereof.

        D. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

        E. It is further intended by the parties hereto that the Merger shall be accounted for as a purchase for accounting purposes.

        F. The Company, Merger Sub, and Parent desire to make certain representations and warranties and other agreements in connection with the Merger.

        NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER


        1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Minnesota Business Corporation Act ("Minnesota Law"), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The surviving corporation after the Merger is sometimes referred to hereinafter as the "Surviving Corporation."

        1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to Section 8.1, the closing of the Merger (the "Closing") will take place as promptly as practicable, but no later than two (2) business days following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to in writing by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a copy of the Articles of Merger attached hereto as Exhibit A (the "Articles of Merger") including a Plan of Merger (the "Plan of Merger") with the Secretary of State of the State of Minnesota in accordance with the relevant provisions of applicable Minnesota Law. The effective time of the Merger (the "Effective Time") shall be immediately upon filing the Articles of Merger with the Secretary of State of the State of Minnesota.

        1.3 Effect of the Merger.

        At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Minnesota Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        1.4 Articles of Incorporation; Bylaws.

            (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Articles of Incorporation of Surviving Corporation shall be amended and restated to be identical to the Articles of Incorporation of Merger Sub as in effect immediately prior to the Effective Time until thereafter amended in accordance with Minnesota Law and as provided in such Articles of Incorporation; provided, however, that at the Effective Time,
Article I of the Articles of Incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as follows: "The name of the corporation is `LearningByte International, Inc.'"

            (b) Unless otherwise determined by Parent prior to the Effective Time, the Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation at the Effective Time, until thereafter amended in accordance with



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

Minnesota Law and as provided in the Articles of Incorporation of the Surviving Corporation and such Bylaws.

        1.5 Directors and Officers. Unless otherwise determined by Parent prior to the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold the office of a director of the Surviving Corporation in accordance with the provisions of Minnesota Law and the Articles of Incorporation and Bylaws of the Surviving Corporation until their successors are duly elected and qualified. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the provisions of the Bylaws of the Surviving Corporation.

        1.6 Merger Consideration.

            (a) Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

            "Company Common Stock" shall mean shares of common stock of the Company, par value $0.01.

            "Company Shareholders" shall mean holders of any shares of Company Capital Stock immediately prior to the Effective Time.

            "Convertible Securities" shall mean the Company Options and Company Warrants, exercisable for Company Common Stock.

            "DTHK Closing Price" shall be equal to the closing price per share of DTHK Common Stock on August 9, 2001, or $12.84.

            "Equivalent Parent Common Stock Amount" shall be equal to the sum of
(i) 4,517,212, (ii) the Option Proceeds Number,

            (iii) the Warrant Proceeds Number, and (iv) the Warrant Cancellation Savings.

            "Escrow Amount" shall mean that number of shares of Parent Common Stock equal to ten percent (10%) of the total number of shares of Parent Common Stock issued pursuant to this Agreement and the Merger and pursuant to the Stock Purchase Agreement (as hereinafter defined); provided, however, that all such shares of Parent Common Stock comprising the Escrow Amount shall be taken from the shares of Parent Common Stock issuable pursuant to this Agreement and the Merger.

            "In-the-Money-Warrants" are Company Warrants with an exercise price equal to or less than $3.56.

            "Option Proceeds Number" is equal to (i) the proceeds received by the Company from the exercise of Company Options from the date hereof until the Effective Time divided by (ii) the DTHK Closing Price.



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            "Out-of-the-Money-Warrants" are Company Warrants with an exercise price more than $3.56.

            "Outstanding Warrant Number" shall be equal to (A) 200,000 shares of DTHK Common Stock, multiplied by (B) the quotient obtained by dividing (i) the number of shares of Company Common Stock issuable upon exercise of Out-of-the-Money Warrants which remain outstanding at the Effective Time by (ii) the number of shares of Company Common Stock issuable upon exercise of Out-of-the-Money Warrants which are outstanding at the date of this Agreement.

            "Warrant Cancellation Savings" is equal to 50% of: (A) 200,000 shares of DTHK Common Stock less (B) the sum of (i) number of shares of DTHK Common Stock paid from the date hereof until the Effective Time, to holders of Out-of-the-Money Warrants to cancel their Out-of-the-Money Warrants, plus (ii) the Outstanding Warrant Number.

            "Warrant Proceeds Number" is equal to (i) the aggregate exercise price (i.e. the number of shares multiplied by per share exercise price) of all In-the-Money Warrants (regardless of whether or not exercised prior to the Effective Time), divided by (ii) the DTHK Closing Price.

            (b) Per Share Exchange Ratios. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any shares of the Company Common Stock, each share of the Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares, as defined in Section 1.7) will be canceled and extinguished and be converted automatically into the right to receive, upon surrender of the Company Certificate therefor such number of shares of Parent Common Stock as is equal to the Merger Exchange Ratio.

The "Merger Exchange Ratio" shall be the result obtained by dividing the Equivalent Parent Common Stock Amount by the number of shares of outstanding Company Common Stock (including the number of shares of Company Common Stock issuable upon the conversion of the outstanding Series B Preferred Stock) immediately prior to the Effective Time plus the number of shares of Company Common Stock issuable upon the exercise of outstanding In-the-Money Warrants, less the number of shares of Company Common Stock issued from the date hereof until the Effective Time to holders of Out-of-the-Money Warrants.

            (c) Rights to Acquire Company Common Stock.

                  (i) At the Effective Time, each outstanding option (a "Company Option") to acquire shares of Company Common Stock issued under the Company's stock option plans or agreements (the "Company Stock Option Plans") shall be terminated in accordance with the Company Stock Option Plans. Company shall take all action necessary prior to the Effective Time to cause all such Company Options to terminate as of the Effective Time.

                  (ii) At the Effective Time, all other outstanding options, phantom stock, convertible securities or any other rights to acquire shares of Company Common Stock or Company

Preferred Stock, if any, other than Company Warrants, shall be canceled and extinguished without any conversion thereof or payment with respect thereto.

            (d) Assumption of Company Warrants. At the Effective Time, each warrant (collectively, the "Company Warrants") to purchase shares of the Company's Common Stock which is outstanding (whether or not then exercisable) as of immediately prior to the Effective Time and which has not been exercised or cancelled prior thereto, shall, at the Effective Time, be assumed by Parent, subject to the provisions of this Section 1.6(d) (the "Assumed Warrant"). The Assumed Warrants shall not terminate in connection with the Merger and shall continue to have, and be subject to, the same terms and conditions as set forth in the agreements (as in effect immediately prior to the Effective Time) evidencing such Warrants, provided that (i) all references to the Company shall be deemed references to shares of Parent Common Stock, (ii) each Assumed Warrant shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock covered by such Assumed Warrant immediately prior to the Effective Time multiplied by the Merger Exchange Ratio and rounded to the nearest whole number of shares of Parent Common Stock, and (iii) the exercise price per share of Parent Common Stock under such Assumed Warrant shall be equal to the exercise price per share of Company Common Stock under the Assumed Warrant divided by the Merger Exchange Ratio rounded to the nearest cent. Parent shall (A) reserve for issuance the number of shares of Parent Common Stock that will become issuable upon the exercise of such Assumed Warrant pursuant to this Section 1.6(d), and (B) promptly after the Effective Time issue to each holder of a Company Warrant a document evidencing the assumption by Parent of the Company's obligations with respect thereto under this Section 1.6(d). Shares of Parent Common Stock issuable upon exercise of such Assumed Warrants will be covered by the California Permit (as defined in Section 5.1) or the Registration Statement on Form S-4 or pursuant to a resale registration statement in accordance with the Stock Purchase Agreement, as the case may be.

            (e) Withholding Taxes. Any shares of Parent Common Stock shall be subject to, and reduced by, the amount of any state, federal and foreign withholding taxes incurred (and not previously paid by or on behalf of Company) in connection with the acquisition of capital stock upon the exercise of Company Options, Company Warrants, the acceleration of vesting of any Company Capital Stock or Company Options, or the payment of a bonus, if any, as required by applicable law.

            (f) Fractional Shares. No fractional share of Parent Common Stock shall be issued in the Merger. In lieu thereof, each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the DTHK Closing Price.

            (g) Cancellation of Parent-Owned and Company-Owned Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties hereto, each share of Company Capital Stock owned by Parent, Merger Sub, Company or any direct or indirect wholly-owned subsidiary thereof immediately prior to the Effective Time, shall be cancelled and extinguished without any conversion thereof.



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

            (h) Capital Stock of Merger Sub. At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties hereto, each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

        1.7 Dissenting Shares for Holders of Company Capital Stock. Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has demanded and perfected dissenter's rights for such shares in accordance with Minnesota Law and who, as of the Effective Time, has not effectively withdrawn or lost such dissenter's rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by Minnesota Law.

            (a) Notwithstanding the provisions of subsection (a), if any holder of shares of Company Capital Stock who asserts dissenter's rights with respect to such shares under Minnesota Law shall effectively withdraw or lose (through failure to perfect or otherwise) such dissenter's rights, then, as of the later of the Effective Time and the occurrence of such event, each of such holder's shares of Company Capital Stock shall automatically be converted into and represent only the right to receive that number of shares of Parent Common Stock equal to the Merger Exchange Ratio, rounded down to the next whole share as provided in Section 1.6 (and subject to the provisions of Section 7.2 hereof), without interest thereon, upon surrender of the certificate representing such shares of the Company capital stock (the "Company Certificate").

            (b) Company shall give Parent (i) prompt notice of any written demands to assert dissenter's rights, withdrawals of such demands, and any other instruments served pursuant to Minnesota Law and received by Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to dissenter's rights under Minnesota Law. Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any dissenter's rights or settle any such claims.

        1.8 Surrender of Certificates; Exchange Agent. The transfer agent of Parent (or another entity reasonably acceptable to Parent and the Company) shall serve as exchange agent (the "Exchange Agent") in the Merger.

            (a) Parent to Provide Parent Common Stock. Prior to the Closing, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I that number of shares of Parent Common Stock due and owing and/or issuable to the holders of the Company Capital Stock, Company Options and Company Warrants under Section 1.6, in exchange for outstanding shares of Company Capital Stock or the exercise of Company Warrants, less the Escrow Amount which Parent shall deposit into the Escrow Fund (as defined in Section 7.2(a) hereof) on behalf of the Company Shareholders. The portion of the Escrow Amount contributed on behalf of each Company Shareholder shall be in proportion to the aggregate number of shares of Parent



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

Common Stock each such Company Shareholder would otherwise be entitled to receive in the Merger by virtue of ownership of outstanding shares of Company Capital Stock immediately prior to the Effective Time.

            (b) Exchange Procedures. As soon as practicable following the Closing, Parent shall cause to be mailed to each Company Shareholder (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates which immediately prior to the Effective Time represent outstanding shares of Company Capital Stock whose shares are converted into the right to receive such Company Shareholder's portion of the consideration pursuant to Section 1.6, shall pass, only upon delivery of the Company Certificates to the Exchange Agent and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for certificates representing such Company Shareholder's pro rata portion of the consideration, and (iii) a Shareholder Certificate (a "Shareholder Certificate") in form specified by Parent and approved prior to the Closing by the Company, which approval shall not be unreasonably withheld, for execution by the Company Shareholder. Upon surrender of a Company Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal and Shareholder Certificate, duly completed and validly executed in accordance with the instructions thereto, the Company Shareholder shall be entitled to receive, and the Exchange Agent shall promptly deliver in exchange therefor, a certificate for the Parent Common Stock ("Parent Certificate") representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Section 1.8(b) and Article 7 hereof) to which such holder is entitled pursuant to Section 1.6, and the Company Certificate so surrendered shall forthwith be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VII hereof, Parent shall cause to be distributed to the Escrow Agent (as defined in Article VII) Parent Certificate(s) representing that number of shares of Parent Common Stock equal to the Escrow Amount which shall be registered in the name of the Escrow Agent. Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and shall be available to compensate Parent as provided in Article VII. Until so surrendered, each outstanding Company Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted and the right to receive any dividends or distributions payable pursuant to Section 1.8(d).

            (c) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Company Certificate shall surrender such Company Certificate. Subject to applicable law, following surrender of any such Company Certificate, there shall be paid to the record holder the Parent Certificates representing whole shares of Parent Common Stock issued in exchange therefor, plus the amount of dividends or other distributions (without interest) with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

            (d) Transfers of Ownership. If any Parent Certificate is to be issued in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Company Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a Parent Certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Company Certificate surrendered.

            (e) Lost, Stolen or Destroyed Company Certificates. In the event any Company Certificate evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Company Certificates, upon the delivery by the holder thereof of an affidavit of that fact by the holder thereof containing customary indemnification provisions, Parent Certificates representing whole shares of Parent Common Stock to be issued in exchange for such lost, stolen or destroyed Company Certificates.

            (f) No Liability. Notwithstanding anything to the contrary in this
Section 1.8, neither Parent nor any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

            (g) No Further Ownership Rights in Company Capital Stock. The cash and shares of Parent Common Stock issued in accordance with the terms hereof shall be deemed to be full satisfaction of all rights pertaining to shares of Company Capital Stock outstanding prior to the Effective Time, and there shall be no further registration of transfers on the records of Parent of shares of Company Capital Stock that were outstanding prior to the Effective Time. If, after the Effective Time, any Company Certificate is presented to Parent for any reason, they shall be canceled and exchanged as provided in this Article I.

            (h) Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, Parent, Merger Sub, and the officers and directors of the Company, Parent and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

        1.9 Adjustments to Merger Exchange Ratio. The Merger Exchange Ratio determined above shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Capital Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the Parent Common Stock.



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        1.10 Tax Consequences. It is intended by the parties hereto that the
Merger shall constitute a "reorganization" within the meaning of Section 368 of the Code and Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations. The parties shall not take a position on any tax return inconsistent with this Section.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        As of the date hereof, the Company represents and warrants to Parent, subject to such exceptions as are clearly disclosed in the Schedule of Exceptions (referencing the appropriate section number or as otherwise may be obviously or clearly applicable by a reasonable person) supplied by the Company to Parent (the "Company Schedules") and dated as of the date hereof, as follows:

        2.1 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the nature of its business requires it by law to be so qualified except for such failures to be so qualified and in good standing that would not reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect. The Company has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to Parent.

        2.2 Company Capital Structure.

            (a) The authorized capital stock of the Company consists of 50,000,000 shares of authorized Company Common Stock, of which 12,940,837 shares are issued and outstanding. The Company Capital Stock is held of record by the persons, and in the amounts set forth on Schedule 2.2(a). The Company has delivered to Parent the address for each such holder as set forth on the books and records of the Company. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound.

            (b) The Company has reserved 4,871,405 shares of Common Stock for issuance to employees and consultants pursuant to the Company's stock option plans, of which 2,805,537 shares are subject to outstanding, unexercised options and the remainder being available for future grant. The Company has reserved 3,818,648 shares of Company Common Stock for issuance pursuant to the Company Warrants, a schedule of which is set forth in Schedule 2.2(b)(i). The Company has not reserved any other shares of Company Capital Stock for issuance upon exercises of an option, warrant, or convertible security or debt instrument, or otherwise. Schedule 2.2(b)(ii) sets forth for each outstanding Company Option, the number of shares of Common Stock subject to such option and the exercise price of such option. The Company has delivered to Parent a list setting forth the names and addresses of the holders of each Outstanding Company Option. Except for the Company Warrants and Company Options or as otherwise described in
Schedule 2.2(b), there are no
options, warrants, calls, rights, debt instruments, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, debt instrument, commitment or agreement. The holders of Company Warrants and Company Options have been or will be given, or shall have properly waived, any required notice prior to the Merger. As a result of the Merger, Parent will be the record and sole beneficial owner of all capital stock of the Company and rights to acquire or receive such capital stock. Except as contemplated by this Agreement or set forth in Schedule 2.2(b) there are no registration rights agreements, no voting trust, proxy or other agreement or understanding to which the Company is a party or by which it is bound with respect to any equity security of any class of the Company.

        2.3 Subsidiaries. Schedule 2.3 sets forth a list of all Company subsidiaries as of the date of this Agreement. Except as set forth on Schedule 2.3, the Company does not have any subsidiaries or affiliated companies and does not otherwise own any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

        2.4 Authority. Subject only to the requisite approval of the Merger and this Agreement by the Company's shareholders, the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger by the Company's shareholders. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and relief of debtors and to rules of law governing specific performance, injunctive relief and other equitable remedies. Except as set forth on Schedule 2.4, subject only to the approval of the Merger and this Agreement by the Company Shareholders, the execution and delivery of this Agreement by the Company does not conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Articles of Incorporation or Bylaws of the Company or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets except for any such Conflicts that would not reasonably be likely to have a Material Adverse Effect. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party (so as not to trigger any Conflict) is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Articles of Merger with the Minnesota Secretary of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws (iii) if applicable, the filing of such notices and the expiration of such waiting periods as required by the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") (iv) such consents, waivers, approvals, orders, authorizations, registrations, declarations or filings that would not reasonably be likely to have a Material Adverse Effect, and (v) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 2.4.

        2.5 Company Financial Statements. Schedule 2.5 sets forth the Company's
(i) unaudited balance sheet as of March 31, 2001, and the related unaudited statements of income and cash flow and for the one (1) year period then ended (collectively, the "Year-End Financials") and (ii) unaudited balance sheet as of June 30, 2001, and the related unaudited statement of income for the three month period and the fiscal year to date period then ended (collectively, the "Quarterly Financials"). As used herein the Year End Financials and the Quarterly Financials together are the "Company Financial Statements"). The Company Financial Statements are materially complete and correct and have been prepared in accordance with accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other, with the exception that the Year End Financials are prepared on a consolidated basis and the Quarterly Financials are prepared for U.S. operations only. The Company Financial Statements present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein, subject in the case of the Quarterly Financials to normal year-end adjustments, which are not material in amount or significance in any individual case or in the aggregate. The balance sheet contained in the Company's Quarterly Financials is referred to hereinafter as the "Balance Sheet."

        2.6 No Undisclosed Liabilities. Except as would not reasonably be likely to have a Material Adverse Effect, the Company has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in the Company Financial Statements in accordance with GAAP), which individually or in the aggregate, (i) has not been reflected in the Balance Sheet, or (ii) has not arisen in the ordinary course of the Company's business since the date of the Balance Sheet, consistent with past practices.

        2.7 No Changes. Except as set forth in Schedule 2.7 or as would not reasonably be likely to have a Material Adverse Effect, since the date of the Balance Sheet, there has not been, occurred or arisen any:

            (a) transaction by the Company except in the ordinary course of business as conducted on the date of the Balance Sheet and consistent with past practices;

            (b) amendments or changes to the Articles of Incorporation or Bylaws of the Company;

            (c) capital expenditure or commitment by the Company exceeding $25,000 individually or $100,000 in the aggregate;

            (d) payment, discharge or satisfaction, in any amount in excess of $20,000 in any one case, or $50,000 in the aggregate, of any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Balance Sheet

            (e) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

            (f) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

            (g) event or condition that has or would be reasonably expected to have a Material Adverse Effect on the Company;

            (h) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

            (i) revaluation by the Company of any of its assets;

            (j) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its capital stock;

            (k) increase in the salary or other compensation payable or to become payable to any of its officers or directors, or the declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person except in the ordinary course of business or as described in Section 2.7(k) of the Company Schedule.

            (l) sale, lease, license or other disposition of any of the assets or properties of the Company, except for fair market value to the Company in the ordinary course of business and consistent with past practices;

            (m) amendment or termination (other than pursuant to its terms) of any contract described in Section 2.12(a) of the Company Schedule

            (n) material loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

            (o) waiver or release of any material right or claim of the Company, including any write-off or other compromise of any account receivable of the Company, other than in the ordinary course of business, consistent with past practices;

            (p) change in any material respect in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property (as defined in Section 2.11) to the Company; or

            (q) negotiation or agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (q) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

        2.8 Tax and Other Returns and Reports

            (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or, collectively, "Taxes," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

            (b) Tax Returns and Audits. Except as set forth in Schedule 2.8:

                  (i) The Company as of the Effective Time will have prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

                  (ii) The Company as of the Effective Time: (A) will have paid all Taxes it is required to pay and (B) will have withheld with respect to its employees all federal and state income taxes, Federal Insurance Contribution Act, Federal Unemployment Tax Act and other Taxes required to be withheld.

                  (iii) There is no Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                  (iv) Except as specified on Schedule 2.8(b)(iv), no audit or other examination of any Return of the Company is currently in progress, nor has the Company been notified of any request for such an audit or other examination.

                  (v) The Company does not have any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the Balance Sheet, whether asserted or unasserted, contingent or otherwise.

                  (vi) The Company has provided to Parent copies of all federal and state income and all state sales and use Tax Returns for all periods since the date of Company's incorporation.

                  (vii) There are (and as of immediately following the Effective Date there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") on the assets of the Company relating to or attributable to Taxes, other than Liens for Taxes not yet due or payable, which, if required to be reflected, are reflected on the Quarterly Financials.

                  (viii) As of the Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162(m) of the Code.

                  (ix) The Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                  (x) The Company is not a party to a tax sharing or allocation agreement nor does the Company owe any amount under any such agreement.

                  (xi) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                  (xii) The Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is, to the Company's knowledge, accurately reflected on the Company's tax books and records.

                  (xiii) The Company has never been a member of an affiliated group (as defined in Section 1504 of the Code) filing a consolidated federal income Tax Return (or member of any analogous group under applicable local, state or foreign law) other than a group of which Company was the common parent. The Company does not have any actual or potential liability for Taxes under U.S. Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) or as a successor or transferee.

                  (xiv) The Company has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for a tax-free treatment under Section 355 of the Code (X) in the two years prior to the date of this Agreement or (Y) in a distribution that could otherwise constitute part of a "plan" or "series" of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

                  (xv) To the Company's knowledge, no power of attorney relating to Taxes has been granted with respect to the Company.

        2.9 Restrictions on Business Activities. Except as would not reasonably be likely to have a Material Adverse Effect, there is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party which has or reasonably would be expected to have the effect of prohibiting or impairing any business practice of the

Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its technology or products to or providing services to any class of customers, in any geographic area, during any period of time or in any segment of the market except as would not reasonably be likely to have a Material Adverse Effect.

        2.10 Title to Properties; Absence of Liens and Encumbrances.

             (a) The Company owns no real property. Schedule 2.10(a) sets forth a list of all real property currently leased by the Company. Except as would not reasonably be likely to have a Material Adverse Effect, all such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default by the Company, or to the knowledge of the Company any other party to such leases).

             (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined in Section 2.8(b)(vii)), except as reflected in the Company Financial Statements or in Schedule 2.10(b) and except for Liens for Taxes not yet due and payable which, if required to be reflected, are reflected in the Quarterly Financials and such non-monetary imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

        2.11 Intellectual Property. For the purposes of this Agreement,

             "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("Patents"); (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all rights to all mask works and reticles, mask work registrations and applications therefor; (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (vii) all databases and data collections and all rights therein throughout the world; (viii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, all Web addresses, sites and domain names; (ix) any similar, corresponding or equivalent rights to any of the foregoing; and (x) all documentation related to any of the foregoing.

        Schedule 2.11 sets forth a list of all patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and copyrights, and all applications for such which are in the process of being prepared, owned by or registered in the name of the Company, or of which the Company is a licensor or licensee or in which the Company has any right. The Company, to the best of its knowledge after reasonable investigation, represents and warrants as follows, in each case except as set forth in Schedule 2.11.

             (a) Except as would not reasonably be likely to have a Material Adverse Effect, the Company has sufficient title and ownership of and the right to use all Intellectual Property necessary for the operation of its business as now conducted with no known infringement of the rights of others.

             (b) The Company has not received any written notice that, and to the Company's knowledge, no bona fide claim has been made or asserted that the Company infringes on or otherwise violates the Intellectual Property Rights of any other person or entity.

             (c) To the knowledge of the Company: (i) there has been no misappropriation of any material trade secrets or other material confidential Intellectual Property of the Company by any other person or entity, and (ii) no employee, independent contractor or agent of the Company has misappropriated any material trade secrets of any other person in the course of such performance as an employee, independent contractor or agent.

        2.12 Agreements, Contracts and Commitments.

             (a) Subsections (i) through (iii) of Schedule 2.12 contain a list of the following types of written contracts and agreements, other than employment agreements, to which the Company is a party (collectively, the "Contracts"):

                  (i) each contract and agreement which (A) is likely to involve consideration of more than $100,000 in the aggregate, during the fiscal year ending March 31, 2002 or (B) is likely to involve consideration of more than $250,000 in the aggregate, over the remaining term of such contract, and which, in either case, cannot be canceled by the Company without penalty or further payment and without more than 60 days' notice;

                  (ii) all contracts and agreements evidencing indebtedness of more than $250,000 to unaffiliated third parties in any 12 month period; and

                  (iii) all contracts and agreements that limit the ability of the Company to compete in any line of business or with any person or entity or in any geographic area or during any period of time, in each case, (A) with respect to any business currently conducted by the Company and (B) other than distributor agreements entered into in the ordinary course of business.

        To the Company's knowledge, each Contract is a legal, valid and binding agreement in full force and effect in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law, and in the case of any indemnity provisions contained therein, is limited by public policy considerations) and the Company is not in default in any material respect, or has not received notice that is in default, under any Contract and to the Company's knowledge no other party is in default in any material respect under any Contract.

        2.13 Compliance with Laws. Except as would not reasonably be likely to have a Material Adverse Effect, the Company has complied with and, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

        2.14 Litigation. Except as set forth in Schedule 2.15, there is no action, suit or proceeding of any nature pending or to the Company's knowledge threatened against the Company, its properties or any of its officers or directors, in their respective capacities as such. Except as set forth in
Schedule 2.15, there is no investigation pending or, to the Company's knowledge, threatened against the Company, its properties or any of its officers or directors in their respective capacities as such by or before any governmental entity. Schedule 2.15 sets forth, with respect to any pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No governmental entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products in the present manner or style thereof.

        2.15 Insurance. With respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, there is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

        2.16 Minute Books. The minute books of the Company made available to counsel for Parent are the only minute books of the Company and contain reasonably accurate summaries of all meetings of the Board of Directors (or committees thereof) of the Company and its shareholders or actions by written consent since the time of incorporation of the Company.

        2.17 Environmental Matters.

             (a) Hazardous Material. The Company has not operated any underground storage tanks, and has no knowledge of the existence, of any underground storage tank or related underground piping, at any property that the Company has at any time owned, operated, occupied or leased. The Company has not released any amount of any substance that has been designated by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, oil and petroleum products, urea formaldehyde and all substances listed as a "hazardous substance," "hazardous waste," "hazardous material" or "toxic substance" or words of similar import, under any law, including but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of

1980, as amended; the Resource Conservation and Recovery Act of 1976, as amended; the Federal Water Pollution Control Act, as amended; the Clean Air Act, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"). No Hazardous Materials are present as a result of the actions or omissions of the Company, or any of its agents, employees or contractors for which the Company is legally liable, or to the knowledge of the Company any other third party as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

             (b) Hazardous Materials Activities. The Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

             (c) Permits. The Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Company's Hazardous Material Activities and other businesses of the Company as such activities and businesses are currently being conducted.

             (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. The Company is not aware of any fact or circumstance which is reasonably likely to involve the Company in any environmental litigation or impose upon the Company any environmental liability.

        2.18 Brokers' and Finders' Fees; Third Party Expenses. Other than with respect to Credit Suisse First Boston or its affiliates, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

        2.19 Employee Matters and Benefit Plans. Definitions. With the exception of the definition of "Affiliate" set forth in Section 2.20(a)(i) below (which definition shall apply only to this Section 2.20), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                  (i) "Affiliate" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

                  (ii) "Company Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, or with respect to which the Company or any Affiliate has or may have any liability or obligation;

                  (iii) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

                  (iv) "DOL" shall mean the Department of Labor;

                  (v) "Employee" shall mean any current, former or retired employee, consultant or director of the Company or any Affiliate;

                  (vi) "Employee Agreement" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, contract or understanding between the Company or any Affiliate and any Employee;

                  (vii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

                  (viii) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

                  (ix) "International Employee Plan" shall mean each Company Employee Plan that has been adopted or maintained by the Company or any Affiliate, whether informally or formally, or with respect to which the Company or any Affiliate will or may have any liability, for the benefit of Employees who perform services outside the United States;

                  (x) "IRS" shall mean the Internal Revenue Service;

                  (xi) "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is "multiemployer plan," as defined in Section 3(37) of ERISA; and

                  (xii) "Pension Plan" shall mean each Company Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

             (b) Schedule. The Company has made available to Parent each Company Employee Plan, International Employee Plan, and each Employee Agreement.
Schedule 2.19 lists those employment agreements that contain material post-employment obligations of the Company. The Company does not have any plan or commitment to establish any new Company Employee Plan, International Employee Plan, or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to adopt or enter into any Company Employee Plan, International Employee Plan, or Employee Agreement.

             (c) Documents. The Company has made available to Parent: (i) correct and complete copies of all documents embodying each Company Employee Plan, International Employee Plan, and each Employee Agreement including (without limitation) all amendments thereto and all related trust documents;
(ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; (vii) all material written agreements and contracts relating to each Company Employee Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (viii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company; (ix) all correspondence to or from any governmental agency relating to any Company Employee Plan; (x) samples of standard COBRA forms and related notices (or such forms and notices as required under comparable law); (xi) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan; (xii) the three (3) most recent plan years discrimination tests for each Company Employee Plan; and (xiii) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan.

             (d) Employee Plan Compliance. Except as set forth on Schedule 2.19(d), (i) the Company has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Company Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan; (iii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (v) each Company Employee Plan (other than any stock option plan) can be amended, terminated or otherwise discontinued after the Effective Time, without liability to the Parent, Company or any of its Affiliates (other than ordinary administration expenses); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of the Company or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vii) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

             (e) Pension Plan. Neither the Company nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

             (f) Multiemployer and Multiple Employer Plans. At no time has the Company or any Affiliate contributed to or been obligated to contribute to any Multiemployer Plan. Neither the Company, nor any Affiliate has at any time ever maintained, established, sponsored, participated in, or contributed to any multiple employer plan, or to any plan described in Section 413 of the Code.

             (g) No Post-Employment Obligations. Except as set forth in Schedule 2.20(g), no Company Employee Plan provides, or reflects or represents any liability to provide retiree health to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree health, except to the extent required by statute.

             (h) Health Care Compliance. To the knowledge of the Company, neither the Company nor any Affiliate has, prior to the Effective Time, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such Act, or any similar provisions of state law applicable to its Employees.

             (i) Effect of Transaction.

                  (i) Except as set forth on Schedule 2.19(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                  (ii) Except as set forth on Schedule 2.19(i), no payment or benefit which will or may be made by the Company or its Affiliates with respect to any Employee will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code.

             (j) Employment Matters. The Company: (i) is in compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, reasonably anticipated or, to the knowledge of the Company, threatened claims or actions against the Company under any worker's compensation policy or long-term disability policy.

             (k) Labor. No work stoppage or labor strike against the Company is pending, reasonably anticipated, or, to the knowledge of the Company, threatened. The Company does not know of any activities or proceedings of any labor union to organize any Employees. Except as set forth in Schedule 2.19(k), there are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any liability to the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Except as set forth in Schedule 2.19(k), the Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

             (l) International Employee Plan. The Company does not now, nor has it ever had the obligation to, maintain, establish, sponsor, participate in, or contribute to any International Employee Plan.

        2.20 Accounts Receivable. All of the Company's accounts receivable arose in the ordinary course of business, are carried at values determined in accordance with GAAP consistently applied, and to the knowledge of the Company are collectible except to the extent of reserves therefor set forth in the Balance Sheet or, for receivables arising subsequent to the date of the Balance Sheet, are reflected on the books and records of the Company (which are prepared in accordance with GAAP). No person has any lien on any of the Company's accounts receivable and no request or agreement for deductions or discount has been made or is contemplated with respect to any of the Company's accounts receivable. No account receivable has been collected prior to the due date thereof except as set forth on Schedule 2.20 or as otherwise consistent with past practices in the ordinary course of business.

        2.21 No Material Adverse Change. Since the date of the Balance Sheet there has not occurred, any Material Adverse Effect on the Company. 2.22 Board Approval. The Board of Directors of the Company has, as of the date of this Agreement (i) unanimously approved, subject to shareholder approval, this Agreement and the transactions contemplated hereby, (ii) determined that the Merger is in the best interests of the shareholders of the Company, and (iii) recommended that the Company Shareholders approve this Agreement and the Merger.

        2.23 Disclaimer of Other Representations and Warranties. Except as expressly set forth in this Article II, the Company makes no representation or warranty, express or implied, at law or in equity.

                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        As of the date hereof, Parent represents and warrants to the Company as follows:

        3.1 Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub will be a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. Parent has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would be material to Parent and Merger Sub as a whole. Merger Sub, when formed, will have the corporate power to own its properties and to carry on its business as now being conducted and will be duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would be material to Parent and Merger Sub as a whole.

        3.2 Authority. Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and constitutes the valid and binding obligations of Parent, enforceable in accordance with its terms subject to the laws of general application relating to bankruptcy, insolvency and relief of debtors and to rules of law governing specific performance, injunctive relief and other equitable remedies. Subject only to the approval of the Merger and this Agreement by the Company's shareholders, the execution and delivery of this Agreement by the Parent does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a conflict under (i) any provision of the Certificate of Incorporation or Bylaws of the Parent. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party (so as not to trigger any Conflict) is required by or with respect to the Parent in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Plan of Merger with the Minnesota Secretary of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, (iii) if applicable, the filing of such notices and the expiration of such waiting periods as required by the HSR Act, and (iv) such other consents, waivers, authorizations, filings, approvals, and registrations which are set forth on Schedule 3.2.

        3.3 Capital Structure.

            (a) As of August 1, 2001, the authorized stock of Parent consisted of 100,000,000 shares of Common Stock, of which 35,326,303 shares were issued and outstanding as of August 1, 2001, and 10,000,000 shares of Preferred Stock, none of which is issued or outstanding. The authorized capital stock of Merger Sub will consist of 1,000 shares of Common Stock, 1,000 shares of which, will be issued and outstanding and will be held by Parent. All such shares will be duly authorized, and all such issued and outstanding shares will be validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof.

            (b) The shares of Parent Common Stock to be issued pursuant to the Merger, when issued, will be duly authorized, validly issued, fully paid, non-assessable, free of any liens or encumbrances, and not subject to any preemptive rights or rights of first refusal created by statute or the Certificate of Incorporation or Bylaws of Parent or any agreement to which Parent is a party or is bound. The shares of Parent Common Stock issued by Parent in the Merger shall be issued in compliance with applicable federal and state securities laws, be freely transferable by the Company Shareholders and shall be legended only as required by applicable law or as contemplated by this Agreement or the documents to entered into pursuant to this agreement.

        3.4 SEC Documents; Parent Financial Statements. Parent has furnished or made available to the Company true and complete copies of all reports or registration statements filed by it with the Securities and Exchange Commission (the "SEC") for the two (2) years prior to the date hereof, all in the form so filed, including the exhibits thereto (all of the foregoing being collectively referred to as the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act") or the Securities Exchange Act of 1934 (the "Exchange Act") as the case may be, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "Parent Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the consolidated financial position of Parent at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements; provided, however, the Parent may have restated or may restate one or more of the Parent Financial Statements to reflect acquisitions entered into subsequent to the respective dates thereof. Except for those liabilities that are reflected or reserved against on the balance sheet filed with Parent's Form 10-K filed June 11, 2001, Parent has no outstanding liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for liabilities and obligations, which have been incurred since the date of such balance sheet in the ordinary course of business. Since the date of the balance sheet filed with Parent's Form 10-K filed June 11, 2001, Parent has conducted its business only in the ordinary course and in a manner consistent with past practice.

        3.5 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending or to the knowledge of Parent, threatened against Parent which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

        3.6 Brokers' and Finders' Fees. Parent has not incurred, nor will it incur directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

        3.7 No Material Adverse Change. Since the date of the balance sheet included in the Parent's report on Form 10-K filed June 11, 2001, there has not occurred: (a) any Material Adverse Effect on Parent; or (b) any amendments or changes in the Certificate of Incorporation or Bylaws of Parent.

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

        4.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent or except as agreed to by Parent's representatives on the Company's Board of Directors) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve the Company's relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. Except as expressly contemplated by this Agreement, the Company shall not, without the prior consent of Parent or except as agreed to by Parent's representatives on the Company's Board of Directors:

             (a) Enter into any commitment, activity or transaction not in the ordinary course of business, except for the Loan Termination Agreement, dated of even date herewith, between the Company and P.T. Indo-Bharat Rayon;

             (b) Transfer to any person or entity any rights to any Company Intellectual Property or enter into any license agreement with respect to Company Intellectual Property with any person or entity or with respect to the Intellectual Property of any third party;

             (c) Commence or settle any litigation;

             (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or purchase, repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor);

             (e) Except for the issuance of shares of Company Capital Stock upon exercise or conversion of presently outstanding Company Options, or Company Warrants, issue, sell, grant, contract to issue, grant or sell, or authorize the issuance, delivery, sale or purchase of any shares of Company Capital Stock, Convertible Securities, or any securities, warrants, options or rights to purchase any of the foregoing (other than granting Company Options to employees consistent with past practice);

             (f) Cause or permit any amendments to its Articles of Incorporation, Bylaws or other organizational documents;

             (g) Fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith;

             (h) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (g) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

             (i) Change or make any Tax election, or settle any tax controversy or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes.

        4.2 No Solicitation. Until the earlier of the Effective Time or the one month anniversary of the date of this Agreement, the Company will not (nor will the Company permit any of the Company's officers, directors, shareholders, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees (except to the extent that Parent shall otherwise consent or except as agreed to by Parent's representatives on the Company's Board of Directors): (a) solicit, initiate, entertain, or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any person relating to any possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any portion of its capital stock or assets or any equity interest in the Company or any of its subsidiaries, (b) provide information with respect to it to any person, other than Parent, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any of its capital stock or assets or any equity interest in the Company or any of its subsidiaries, (c) enter into an agreement with any person, other than Parent, providing for the acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any of its capital stock or assets or any equity interest in the Company or any of its subsidiaries, or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any of its capital stock or assets or any equity interest in the Company or any of its subsidiaries by any person, other than by Parent. The Company shall immediately cease and cause to be terminated any such contacts or negotiations with third parties relating to any such transaction or proposed transaction. In addition to the foregoing, if the Company receives prior to the Effective Time or the termination of this Agreement any offer or proposal relating to any of the above, the Company shall immediately notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request. Except as contemplated by this Agreement, disclosure by the Company of the terms hereof (other than the prohibition of this Section 4.2) shall be deemed to be a violation of this
Section 4.2.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

        5.1 Exemption from Registration; California Permit; Shareholder
Approval.

            (a) The shares of Parent Common Stock to be issued in the Merger will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") by reason of Section 3(a)(10) thereof. Subject to the provisions of clauses (b) and (c) below, the shares of Parent Common Stock to be issued in the Merger will be qualified under the California Corporation Code ("CCC"), pursuant to Section 25121 thereof, after a fairness hearing has been held pursuant to the authority granted by Section 25142 of such law, and such fairness hearing shall also address the issuance of Parent Common Stock in connection with the cancellation of Out-of-the-Money Warrants and the assumption by Parent of all Company Warrants pursuant to this Agreement. Parent and Company shall each use all requisite commercially reasonable efforts (i) to file, as promptly as practicable following the execution and delivery of this Agreement an application for issuance of a permit pursuant to Section 25121 of the CCC to issue such securities and to assume such Company Warrants (the "California Permit") and (ii) to obtain the California Permit as promptly as practicable. In the event that the California Permit cannot be obtained within a reasonable time or without the imposition of burdensome conditions, then, at Parent's election and with the consent of Company (which shall not be unreasonably withheld), Parent and Company shall use all reasonable best efforts to effect the issuance of the shares of Parent Common Stock to be issued pursuant to this Agreement on a Form S-4 registration statement filed with the United States Securities and Exchange Commission.

            (b) As promptly as practicable after the execution of this Agreement, Parent shall prepare, with the cooperation and reasonable assistance of the Company, and the Company shall furnish to its shareholders an Information Statement for the shareholders of Company to approve and adopt this Agreement, the Merger and the other transactions contemplated by this Agreement (the "Information Statement"). The Information Statement shall constitute a disclosure document for the offer and issuance of the shares of Parent Common Stock to be received by the holders of Company Common Stock in the Merger and shall be combined with a proxy statement for solicitation of shareholder consent to or approval of this Agreement, the Merger and the other transactions contemplated hereby (the "Joint Proxy/Information Statement"). Parent and Company shall each use its reasonable best efforts to cause the Joint Proxy/Information Statement to comply with applicable federal and state securities laws requirements. Each of Parent and Company hereby (i) consents to the use of its name and, on behalf of its subsidiaries and affiliates, the names of such subsidiaries and affiliates and to the inclusion of financial statements and business information relating to such party and its subsidiaries and affiliates (in each case, to the extent required by applicable securities laws) in the Joint Proxy/Information Statement, (ii) agrees to provide promptly to the other such information concerning it and its respective affiliates, directors, officers and securityholders as, in the reasonable judgment of the other party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and (iii) agrees to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. Company will promptly advise Parent, and Parent will promptly advise Company, in writing if at any time prior to the Effective Time either Company or Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Joint Proxy/Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. Except as expressly provided in Section 4.2 hereof, the Joint Proxy/Information Statement shall contain the recommendation of the Board of Directors of Company that Company Shareholders approve and adopt this Agreement, the Merger and the other transactions contemplated by this Agreement, and the conclusion of the Board of Directors that the terms and conditions of the Merger are in the best interests of the Company and its shareholders.

            (c) As soon as practicable after the execution of this Agreement, Parent shall prepare, with the cooperation of Company, the application for the California Permit (the "Permit Application"). Parent and Company shall each use commercially reasonable efforts to cause the Permit Application to comply with the requirements of applicable federal and state laws. Each of Parent and Company hereby (i) consents to the use of its name and, on behalf of its subsidiaries and affiliates, the names of such subsidiaries and affiliates and to the inclusion of financial statements and business information relating to such party and its subsidiaries and affiliates (in each case, to the extent required by applicable securities laws) in the Permit Application, (ii) agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Permit Application, or in any amendments or supplements thereto, and (iii) agrees to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Permit Application. Company will promptly advise Parent, and Parent will promptly advise Company, in writing if at any time prior to the Effective Time either Company or Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Permit Application in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law.

        5.2 Access to Information. The Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of the Company's properties, books, contracts, commitments and records and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Parent may reasonably request, and (c) for the sole purpose of obtaining information in connection with the transactions contemplated by this Agreement, all employees of the Company as identified by Parent.

        5.3 Confidentiality. Each of the parties hereto hereby agrees to keep the terms of this Agreement (except to the extent contemplated hereby) and such information or knowledge obtained in any investigation pursuant to Section 5.2, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential; provided, however, that the foregoing shall not apply to information or knowledge which
(a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law, (c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party without confidentiality restrictions from other sources, (e) is required to be disclosed by order of court or government agency with subpoena powers (provided that such party shall have provided the other party with prior notice of such order and an opportunity to object or take other available action) or
(f) which is disclosed in the course of any litigation between any of the parties hereto.

        5.4 Expenses. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall, (subject to Section 7.2(k)), be the obligation of the respective party incurring such fees and expenses.

        5.5 Public Disclosure. Unless otherwise required by law (including, without limitation, federal and state securities laws) or, as to Parent, by the rules and regulations of the National Association of Securities Dealers and/or the Nasdaq National Market, prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement including, if applicable, its termination and the reasons therefor, shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld.

        5.6 Consents. The Company shall promptly apply for or otherwise seek and use its commercially reasonable efforts to obtain all consents and approvals required to be obtained by it for the consummation of the Merger including all consents, waivers and approvals under any of the

Contracts as may be required in connection with the Merger so as to preserve all rights of and benefits to the Company thereunder from and after the Effective Time.

        5.7 Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement. To the extent required by law, as soon as may be reasonably practicable, the Company and Parent each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable premerger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. The Company and Parent each shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and
(b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate.

        5.8 Lock-up Agreements. Prior to the Closing Date, the Company shall use commercially reasonable efforts to obtain from all holders of Company Capital Stock agreements in the form attached as Exhibit B hereto ("Lock-Up Agreements") providing that such holders will not sell, transfer or otherwise dispose of any shares of Parent Common Stock received as a result of the transactions contemplated by this Agreement, except in accordance with the terms of such Lock-Up Agreements.

        5.9 Nasdaq Listing. Parent agrees to authorize for listing on the Nasdaq National Market the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

        5.10 Registration. Parent agrees to file with the Securities and Exchange Commission a registration statement registering a number of shares of Parent Common Stock equal to the number of shares of Parent Common Stock issuable upon the exercise of all Convertible Securities assumed by Parent pursuant to Section 1.6 hereof as soon as reasonably possible after the Closing, but not later than 10 days after the Closing.

        5.11 401(k) Plan. The Company agrees to terminate its 401(k) plan immediately prior to Closing, unless Parent, in its sole and absolute discretion agrees to sponsor and maintain such plan by providing the Company with notice of such election at least ten (10) days prior to the Effective Time.

        5.12 Additional Documents and Further Assurances. Each party hereto, at the reasonable request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

        5.13 Section 368 Election. Parent, Merger Sub and the Company shall each use its reasonable best efforts to cause the business combination to be effected by the Merger to qualify as a "reorganization" within the meaning of Section 368 of the Code and to be accounted for using the purchase method of accounting.

        5.14 Employee Benefits. After the Effective Time, employees who remain with the Surviving Corporation shall be eligible, upon completion of Parent's standard employee background and reference check, to participate in Parent's employee benefits programs to the same extent as employees of Parent, provided that Parent shall credit such employees' service with the Company for purposes of eligibility and vesting under any such benefits.

        5.15 Communications with Holders of Out-of-the-Money Warrants. From the date of this Agreement until the Effective Time, Company will use commercially reasonable efforts, with the reasonable cooperation of Parent, to enter into agreements with the holders of outstanding Out-of-the-Money Warrants to cancel such Out-of-the-Money Warrants. Company agrees to keep Parent informed and apprised of such efforts, and agrees that all written communications delivered to such holders shall be subject to the prior review and approval of Parent. Company further agrees that all oral communications with such holders will not be inconsistent with such Parent approved and reviewed written communications.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

        6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

            (a) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

            (b) No Injunctions or Restraints; Illegality; HSR Act. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending.

            (c) Stock Purchase Agreement. The Stock Purchase Agreement dated as of August 14, 2001, between Parent and New Millennium Investments (the "Stock Purchase Agreement") shall have been executed and the transactions contemplated thereby shall have been consummated.

            (d) California Permit; Securities Compliance. The California Permit shall have been issued, or in the alternative, the Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings to seek a stop order.

        6.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

            (a) Representations and Warranties. There shall have been no breach of the representations and warranties of Parent contained in this Agreement which has had a Material Adverse Effect on Parent.

            (b) Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the shareholders of the Company.

            (c) Secretary's Certificate. Each of Parent and Merger Sub shall have delivered to the Company a copy of (i) the text of the resolutions adopted by Parent's Board of Directors and the sole shareholder of Merger Sub, respectively, authorizing the execution, delivery and performance of this Agreement and the consummation of all of the transactions contemplated by this Agreement and (ii) its certificate of incorporation and bylaws, along with a certificate executed on behalf of such entity by its corporate secretary certifying to the Company that such copies are true, correct and complete copies of such resolutions, certificate of incorporation and bylaws, respectively, and that such resolutions, certificate of incorporation and bylaws were duly adopted and have not been amended or rescinded.

        6.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

            (a) Representations and Warranties. There shall have been no fraudulent breach of the representations and warranties of the Company contained in this Agreement which has had a Material Adverse Effect on the Company.

            (b) Shareholder Approval. The shareholders of the Company shall have approved this Agreement, the Merger and the transactions contemplated hereby, and no more than 10% of the shares of Company Common Stock shall be held by persons entitled to exercise, or who have exercised, any dissenter's or appraisal rights under applicable Minnesota Law.

           (c) Secretary's Certificate. The Company shall have delivered to Parent a copy of (i) the text of the resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the consummation of all of the transactions contemplated by this Agreement, (ii) the text of the resolutions adopted by the shareholders of the Company approving and adopting this Agreement and the Merger and (iii) the articles of incorporation and bylaws of the Company, along with a certificate executed on behalf of the Company by its corporate secretary certifying to Parent that such copies are true, correct and complete copies of such resolutions, articles of incorporation and bylaws, respectively, and that such resolutions, articles of incorporation and bylaws were duly adopted and have not been amended or rescinded.

                                  ARTICLE VII

               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

        7.1 Survival of Representations and Warranties, Indemnity.

            (a) Survival Period. All of the Company's representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by the Company Schedules) shall survive the Merger and continue until 5:00 p.m., California time, on the date which is one year following the Closing Date (the "Expiration Date"); provided, however, that the representations and warranties set forth in Section 2.8 shall survive the Merger and continue until all applicable statute of limitations period shall have expired.

            (b) Indemnification. The Company Shareholders upon, and in consideration of their receipt of Parent Common Stock pursuant to Section 1.6, jointly and severally agree, to indemnify and hold harmless Parent, Surviving Corporation, and each of their respective officers, directors, stockholders, subsidiaries, affiliates, successors, and assigns (the "Parent Indemnified Parties"), from and against all actions, claims, losses, liabilities, reasonable attorneys' and experts fees, judgements, penalties, reasonable costs and reasonable expenses actually incurred by a Parent Indemnified Party ("Losses") directly resulting from:

                  (i) any misrepresentation, breach, or inaccuracy of a representation or warranty of the Company contained in this Agreement or in any other agreement, certificate, or other document executed by the Company or any officer on behalf of the Company,

                  (ii) any failure by the Company to perform or comply with any of its covenants under this Agreement to be performed prior to the Closing, the failure of any Company Shareholder to have good, valid and marketable title to the Company Capital Stock surrendered by it in the Merger, the failure of any Company Shareholder to surrender any share of Company Capital Stock in the Merger as required pursuant to this Agreement, any other claim by a shareholder or former shareholder of the Company, or any other person or entity, seeking to assert, or based upon: (a) ownership or rights to ownership of any shares of the Company Capital Stock, (b) any rights of a shareholder (other than the right to receive the Merger Consideration pursuant to this Agreement in the Merger or dissenter's rights under the applicable provisions of the Minnesota Law), including any option, preemptive rights or rights to notice or to vote; (c) any rights under the Articles of Incorporation or By-laws of the Company; or (d) any claim that his/her/its capital stock in the Company was wrongfully repurchased by the Surviving Corporation or Parent pursuant to this Agreement.

            (c) Limitations on Indemnification.

                  (i) it is understood and agreed that no claim for recovery of indemnifiable damages may be asserted based on a representation, warranty or applicable portion thereof set forth in this Agreement, or the other documents referred to herein, after the survival of such representation or warranty has terminated in accordance with Section 7.1(a) hereof.

                  (ii) Notwithstanding anything to the contrary contained in this Agreement, Parent Indemnified Parties shall not be entitled to be indemnified pursuant to Section 7.1 or any other provision hereof unless and until the aggregate of all losses incurred by Parent Indemnified Parties exceed $650,000 at which time the Company Shareholders shall only be obligated to indemnify the Parent Indemnified Parties for Losses in excess of the first $650,000. Notwithstanding anything to the contrary contained in this Agreement, the Escrow Fund shall be the sole and exclusive source of recovery for the indemnification obligations of the Company Shareholders under Article VII or any other provision hereof except in the event of fraud by the Company, its officers, directors, employees, or agents ("Fraud").

                  (iii) Notwithstanding anything to the contrary contained in this Agreement, the Parent Indemnified Parties shall not be entitled to be indemnified pursuant to Article VII or any other provision hereof for any special, incidental or punitive damages unless such special, incidental or punitive damages are payable by the Parent Indemnified Party to a third party who is not an affiliate of the Parent Indemnified Party.

                  (iv) Notwithstanding anything to the contrary in this Agreement, (a) any loss for which a Parent Indemnified Party shall be entitled to be indemnified pursuant to Section 7.1 or any other provision hereof shall take into account the proceeds of any insurance or any indemnity, contribution or other similar payment actually recovered by the Parent Indemnified Party or any of its affiliates from any third party with respect thereto (the "Insurance Recovery Amount"), (b) the Company Shareholders shall have no liability pursuant to Article VII or any other provision hereof with respect to any claim for indemnification arising from a change in law or regulation (including generally accepted accounting principles) after the date hereof having a retroactive effect; and (c) a Parent Indemnified Party shall have a duty to mitigate damages in accordance with applicable law.

                  (v) The indemnification obligations of the Company Shareholders set forth in this Article VII shall constitute the sole and exclusive remedy of any Parent Indemnified Party for the recovery of damages with respect to any and all matters arising out of this Agreement and the other documents referred to herein, other than damages resulting from Fraud.

        7.2 Escrow Arrangements.

            (a) Escrow Fund. At the Effective Time, the Company Shareholders will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time) without any act of any Company Shareholder. As soon as practicable after the Effective Time, the Escrow Amount, without any act of any Company Shareholder, will be deposited with Chase Manhattan Bank and Trust Company, National Association (or other institution acceptable to Parent and the Securityholder Agent (as defined in Section 7.2(g) below)), as Escrow Agent, such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and at Parent's cost and expense. The Escrow Fund shall be available to compensate Parent and its affiliates for the indemnification obligations of the Company Shareholders as set forth in Section
7.1. Parent and the Company each acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the aggregate Merger Consideration.

            (b) Escrow Period; Distribution upon Termination of Escrow Periods. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate and the Escrow Agent shall deliver to the Company Shareholders the remaining portion of the Escrow Fund, if any, at 5:00 p.m., California time, on the Expiration Date (the "Escrow Period"); provided that the Escrow Period shall not terminate with respect to such amount (or some portion thereof), that is necessary in the reasonable judgment of Parent, subject to the objection of the Securityholder Agent and the subsequent arbitration of the matter in the manner provided in
Section 7.2(f) hereof, to satisfy any unsatisfied claims existing prior to the termination of such Escrow Period specified in any Escrow Claim Certificate delivered to the Escrow Agent prior to termination of such Escrow Period. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Company Shareholders the remaining portion of the Escrow Fund not required to satisfy such claims. Deliveries of Escrow Amounts to the Company Shareholders pursuant to this Section 7.2(b) shall be made in proportion to their respective original contributions to the Escrow Fund as determined pursuant to Section 1.8(b).

            (c) Protection of Escrow Fund.

                  (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                  (ii) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) ("New Shares") in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund and all interest earned on the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the record holders thereof.

                  (iii) Each Company Shareholder shall be shown as the record owner on the Parent's books and records, and shall have voting rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such Company Shareholder (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

            (d) Claims Upon Escrow Fund.

                  (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "Escrow Claim Certificate"): (A) stating that Parent is entitled to an indemnification payment pursuant to Section 7.1, and (B) specifying in reasonable detail the individual items of Losses included in the amount so claimed, the date each such item was paid, sustained or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 7.2(e) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, such number of shares of Parent Common Stock held in the Escrow Fund as are valued in an amount equal to the unreimbursed amount of such payment that Parent is entitled to pursuant to
Section 7.1.

                  (ii) For the purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund pursuant to
Section 7.2(d)(i) hereof, each share of Parent Common Stock shall be deemed to have a value equal to the DTHK Closing Price.

            (e) Objections to Claims. At the time of delivery of any Escrow Claim Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Securityholder Agent (as defined in Section 7.2(g)) and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any Escrow Amounts pursuant to Section 7.2(d) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty (30)-day period, the Escrow Agent shall make delivery of the shares in the Escrow Fund in accordance with Section 7.2(d) hereof, provided that no such delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Escrow Claim Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30)-day period.

            (f) Resolution of Conflicts; Arbitration.

                  (i) In case the Securityholder Agent shall so object in writing to any claim or claims made in any Escrow Claim Certificate, the Securityholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock from the Escrow Fund in accordance with the terms thereof.

                  (ii) If no such agreement can be reached after good faith negotiation, either Parent or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and the Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Escrow Claim Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                  (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Hennepin County, Minnesota under the rules then in effect of the American Arbitration Association. For purposes of this Section 7.2(f), in any arbitration hereunder in which any claim or the amount thereof stated in the Escrow Claim Certificate is at issue, Parent shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Parent less than the sum of one-half (1/2) of the disputed amount plus any amounts not in dispute; otherwise, the shareholders of the Company as represented by the Securityholder Agent shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration; provided, however, that notwithstanding any other provision of this Agreement, in no event shall the Company Shareholders' aggregate liability for any and all payment made pursuant to this Article VII exceed the Escrow Amount, except in the event of Fraud or Losses attributable to Taxes.

            (g) Securityholder Agent of the Shareholders; Power of Attorney.

                  (i) In the event that the Merger is approved, effective upon such vote, and without further act of any Company Shareholder, Steven Shamblott, or another person reasonable to the Parent and the Company, shall be appointed as agent and attorney-in-fact (the "Securityholder Agent") for each Company Shareholder (except such shareholders, if any, as shall have perfected their appraisal or dissenters' rights under Minnesota Law or any other applicable law), for and on behalf of the Company Shareholders, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the Company Shareholders from time to time upon not less than thirty (30) days prior written notice to Parent; provided that the Securityholder Agent may not be removed unless holders of a majority interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the Company Shareholders.

                  (ii) The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent while acting in good faith and in the exercise of reasonable judgment; and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Company Shareholders on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent.

            (h) Actions of the Securityholder Agent. A decision, act, consent or instruction of the Securityholder Agent shall constitute a decision of all the shareholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such Company Shareholder, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of each every such Company Shareholder. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholder Agent.

            (i) Third-Party Claims. In the event Parent becomes aware of a third-party claim which Parent believes may result in a demand against the Escrow Fund, Parent shall notify the Securityholder Agent of such claim, and the Securityholder Agent, as representative for the shareholders of the Company, shall be entitled, at their expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Securityholder Agent, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Escrow Fund. In the event that the Securityholder Agent has consented to any such settlement, the Securityholder Agent shall have no power or authority to object under any provision of this Article VII to the amount of any claim by Parent against the Escrow Fund with respect to such settlement.

            (j) Escrow Agent's Duties.

                  (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Securityholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. In no event shall Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

                  (ii) The Escrow Agent is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court of law, notwithstanding any notices, warnings or other communications from any party or any other person to the contrary. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                  (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                  (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                  (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                  (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it.

The Escrow Agent may hold all documents and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and/or shares of Parent Common Stock held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                  (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

                  (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement. Any company into which the Escrow Agent may be merged or converted or with which it may be consolidated or any company resulting from any merger, conversion or consolidation to which it shall be a party or any company to which the Escrow Agent may sell or transfer all or substantially all of its escrow/custody business, provided such company shall be eligible to serve as Escrow Agent hereunder, shall be the successor hereunder to the Escrow Agent without the execution or filing of any paper or any further act.

                  (ix) The Escrow Agent may rely on the signatures contained on the signature page hereto as the specimen signatures of the parties, until changed in writing by a certificate to the Escrow Agent from the party so changing.

            (k) Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or litigation. Parent promises to pay these sums upon demand.

            (l) Consent of Company Shareholders. Each Company Shareholder will be deemed, by virtue of their approval of the Merger, to have consented to: (i) the obligations of the Company Shareholder under this Article, (ii) the establishment of the Escrow Fund to secure such obligations, (iii) the appointment of the Security Holder Agent as their representative for purposes of their obligations hereunder and as attorney-in-fact and agents for and on behalf of each of them, (iv) the taking by the Security Holder Agent of any and all action(s) and making of any and all decision(s) required or permitted to be taken or made by them under this Agreement, and (v) all of the other terms, conditions and limitation to be binding upon them pursuant to the terms of this Article.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

        8.1 Termination. Except as provided in Section 8.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective
Time:

            (a) by mutual consent of the Company and Parent;

            (b) by Parent or the Company if: (i) the Effective Time has not occurred before 5:00 p.m. (Pacific time) on December 31, 2001 (the "End Date") (provided that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal;

            (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of all or any material portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate all or a material portion of the business or assets of the Company or Parent as a result of the Merger;

            (d) by Parent, until the date of the approval of the Company Shareholders referred to in Section 6.4 of the Stock Purchase Agreement at the special meeting of shareholders held pursuant to Section 671 of Minnesota Law (the "Section 671 Approval"), upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this

Agreement which breach has a Material Adverse Effect on the Company, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in the Company's representations and warranties or breach by the Company is curable by the Company within the Cure Period (as defined below) through the exercise of its reasonable best efforts, then for so long as the Company continues to exercise such reasonable best efforts Parent may not terminate this Agreement under this
Section 8.1(d) unless such breach is not cured within the Cure Period (it being understood that Parent may not terminate this Agreement pursuant to this Section 8.1(d) if it shall have materially breached this Agreement);

            (e) by the Company, until the date of the Section 671 Approval, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement which breach has a Material Adverse Effect on the Parent, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent within the Cure Period through the exercise of its reasonable best efforts, then for so long as Parent continues to exercise such reasonable best efforts the Company may not terminate this agreement under this Section 8.1(e) unless such breach is not cured within the Cure Period (it being understood that the Company may not terminate this Agreement pursuant to this
Section 8.1(e) if it shall have materially breached this Agreement).

            (f) by Parent, after the Section 671 Approval, upon a fraudulent breach of any representation, warranty or covenant or agreement on the part of the Company set forth in this Agreement which breach has a Material Adverse Effect on the Company, such that the conditions set forth in Section 6.3(a) would not be satisfied at the time of such breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 8.1(f) if it shall have materially breached this Agreement).

            (g) by the Company, after the Section 671 Approval, upon a fraudulent breach of any representation, warranty or covenant or agreement on the part of Parent set forth in this Agreement which breach has a Material Adverse Effect on Parent, such that the conditions set forth in Section 6.2(a) would not be satisfied at the time of such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 8.1(g) if it shall have materially breached this Agreement).

            (h) by Parent or the Company if a temporary restraining order, preliminary or permanent injunction or other order shall have been issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

            (i) by Parent or the Company, if the Section 671 Approval shall not have been obtained by August 31, 2001.

            (j) for purposes hereof, the term "Cure Period" shall mean the period commencing upon delivery of notice of breach by Parent or Company, as the case may be, and ending on the earlier of (i) the 30th calendar day after delivery of such notice or (ii) 5:00 p.m., Minneapolis time, on the day prior to the date of the Company Shareholders meeting at which the Section 671 Approval is sought.

        Where action is taken to terminate this Agreement pursuant to this
Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

        8.2 Effect of Termination. (a) In the event of termination of this Agreement as provided in Section 8.1, except as provided in clauses (b) and (c) below, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub, or the Company, or their respective officers, directors or stockholders, other than the provisions of this Section 8.2, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 5.3, 5.4 and 5.5 and Article VIII of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

            (b) In the event of (i) termination by the Company (other than pursuant to Section 8.1), and (ii) within sixty (60) days of such termination, the Company has entered into an agreement with respect to, or consummated, or adopted a resolution to approve, recommend, enter an agreement with respect to, or consummate, a transaction with a person other than Parent, then the Company shall promptly (but in no event later than the date of termination), pay to Parent a termination fee in immediately available funds equal to the sum of Three Million U.S. Dollars (US$3,000,000) (the "Termination Fee").

            (c) The Termination Fee shall constitute liquidated damages to Parent for any termination of this Agreement pursuant to Section 8.1(f) hereof and the Company shall have no further liability to Parent in respect thereof.

        8.3 Amendment. Except as is otherwise required by applicable law after the Company Shareholders approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

        8.4 Extension; Waiver. At any time prior to the Effective Time, Parent, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                               GENERAL PROVISIONS

        9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)     if to Parent, to:

                    DigitalThink, Inc.
                    1098 Harrison Street
                    San Francisco, CA  94103
                    Attention:  Adam Levy
                    Telephone No.:  415-625-4000
                    Facsimile No.:  415-625-4180

                    with a copy to:

                    Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road
                    Palo Alto, California 94304
                    Attention: Christopher Mitchell
                    Telephone No.:  (650) 493-9300
                    Facsimile No.:  (650) 493-6811

            (b)     if to the Company, to:
                    LearningByte International, Inc.
                    1660 South Highway 100
                    Suite 400
                    Minneapolis, MN  55416
                    Attention:  Steven Shamblott, Chairman
                    Telephone No.:
                    Facsimile No.:  (952) 546-6698

                    with copies to:

                    Dorsey & Whitney LLP
                    220 South Sixth Street
                    Minneapolis, MN 55402
                    Attention:  Kenneth L. Cutler
                    Telephone No.:  (612) 340-2740
                    Facsimile No.:  (612) 340-8738

            (c)     if to the Securityholder Agent:

                    Steven J. Shamblott
                    11740 Vista Drive
                    Minnetonka, MN  55343
                    Facsimile No.:  (954) 945-9202

            (d)     if to the Escrow Agent:

                    Chase Manhattan Bank and
                    Trust Company, National Association
                    101 California Street, Suite 3800
                    San Francisco, CA  94111
                    Attention:  Hank Helley
                    Telephone No.:  (415) 954-2360
                    Facsimile No.:  (415) 954-2371

        9.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." As used herein, the term "Material Adverse Effect" shall mean a material adverse effect on the business, assets (including intangible assets), financial condition, capitalization, and results of operations of the specified entity taken as a whole, provided however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be a Material Adverse Effect: (a) any adverse effect attributable to the announcement or pendency of the Merger (including any cancellations of or delays in customer orders, any reduction in sales, any disruption in supplier, distributor, partner or similar relationships or any loss of employees); (b) any adverse effect attributable to conditions affecting the industries in which the Company participates, the economy of the Unites States as a whole or foreign economies in any locations where the Company has material operations or sales,
(c) any adverse effect arising from or relating to any change in accounting requirements or principles or any change in applicable laws, rules or regulations or the interpretation thereof, (d) any adverse effect arising from or relating to compliance with the terms of, or the taking of any action required by, this Agreement, (f) any adverse effect arising from any action taken by Parent, Merger Sub or any of their respective directors, officers, employees, agents or Affiliates, or (e) any adverse effect arising from or relating to actions of the Company taken with the prior written consent of the Parent. In addition, as used herein, the term "knowledge" shall mean, with respect to Company or Parent, what is within the actual knowledge of any of the executive officers (determined in accordance with Rule 16a-1(f) under the Exchange Act) of Company or Parent, as the case may be. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        9.3 Counterparts. .This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. A facsimile signature, followed by an original, is sufficient to execute this Agreement.

        9.4 Entire Agreement; Assignment. This Agreement, the Schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise by a party without the prior written consent of the other parties except as otherwise specifically provided, except that Parent may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates, so long as Parent guarantees in writing the performance of such affiliate.

        9.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        9.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

        9.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.


                  [remainder of page intentionally left blank]

        IN WITNESS WHEREOF, Parent, Merger Sub, the Company and, with respect to
Article VII only, the Escrow Agent and the Securityholder Agent, have signed this Agreement or have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.



DIGITALTHINK, INC.                           LEARNINGBYTE INTERNATIONAL, INC.



By:    /s/  JON C. MADONNA                   By:    /s/  RAJIV TANDON
       ------------------------------               ---------------------------
Name:  Jon C. Madonna                        Name:  Rajiv Tandon
       ------------------------------               ---------------------------
Title: President &                           Title: President &
       Chief Executive Officer                      Chief Executive Officer
       ------------------------------               ---------------------------



SECURITYHOLDER AGENT:                        LBI ACQUISITION CORP.

       /s/  STEVEN SHAMBLOTT                 By:     /s/  JON C. MADONNA
       ------------------------------               ---------------------------
Name:  Steven Shamblott

                                             Name:  Jon C. Madonna
                                                    ---------------------------
                                             Title: President
                                                    ---------------------------



              ESCROW AGENT:

CHASE MANHATTAN BANK AND
TRUST COMPANY, NATIONAL ASSOCIATION

By:       /s/  JENNIFER RICHARDSON
      --------------------------------
Name:    Jennifer Richardson
      --------------------------------
Title: Vice President
      --------------------------------